Exhibit 99.1

Aethlon Medical Announces Second Quarter Financial Results and Provides Corporate Update

SAN DIEGO, CA, October 28, 2020 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical device technology company focused on developing products to diagnose and treat life and organ threatening diseases, today reported financial results for its second quarter ended September 30, 2020 and provided an update on recent developments.

Company Updates

Aethlon Medical, Inc. (Company or Aethlon) is continuing the development of its proprietary Hemopurifier®, which is a first in class therapeutic device designed for the single use depletion of cancer-promoting exosomes and circulating viruses. The Hemopurifier has previously been designated a Breakthrough Device by the FDA for the treatment of glycosylated viruses, including Ebola and other hemorrhagic fever viruses, and in late 2018 was additionally designated as a Breakthrough Device “…for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease….”.

Aethlon has initiated its first clinical trial in patients with advanced and metastatic cancers. Under an Investigational Device Exemption (IDE) application approved by FDA in October 2019 this trial, termed an Early Feasibility Study (EFS – the device equivalent of a phase 1 study), in patients with advanced and/or metastatic head and neck cancer is being run at the UPMC Hillman Cancer Center in Pittsburgh, PA and has been approved by the UPMC Institutional Review Board (IRB) and is now open for enrollment. The EFS is designed to enroll 10-12 subjects and will investigate the combination of the Hemopurifier with standard of care pembrolizumab (Keytruda®) in the front line setting.

As previously disclosed, the FDA has also approved an amendment to the Company’s open IDE for the Hemopurifier in life threatening viral infections, to allow for the treatment of patients with SARS-CoV-2/COVID-19 infection. This will allow for up to 40 of these patients to be treated under a New Feasibility Study protocol at up to 20 clinical sites in the U.S. The first sites for this trial have received IRB approval and the Company is currently recruiting additional sites. The Company has also recently treated one patient under an emergency use single patient pathway that allows for the use of an investigational product in patients who have essentially failed other treatment options. This patient successfully received eight Hemopurifier treatments of six hours each over nine days.

Financial Results for the Second Quarter Ended September 30, 2020

At September 30, 2020, we had a cash balance of approximately $14.5 million.

Consolidated operating expenses for the three months ended September 30, 2020 were approximately $1.77 million, compared to approximately $1.70 million for the three months ended September 30, 2019. This increase of approximately $70,000, or 4.1%, in the 2020 period was due to a an increase in general and administrative expenses of approximately $212,000, which was partially offset by a decreases in professional fees of approximately $106,000 and in payroll and related expenses of approximately $37,000.

The $212,000 increase in general and administrative expenses was primarily due to a $143,000 increase in lab supplies in connection with our ongoing effort to continue to build an inventory of Hemopurifiers for our clinical trials, and to a $54,000 increase in our clinical trial expenses.

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The $106,000 decrease in our professional fees was primarily due to a $94,000 decrease in our legal fees and a $60,000 decrease in our accounting fees, which were partially offset by a $38,000 increase in scientific consulting expenses.

The $37,000 decrease in payroll and related expenses was due to the combination of a $159,000 reduction in stock-based compensation expense and a $122,000 increase in our cash-based compensation expense. The cash-based compensation increase was in turn due to additions to our headcount and to salary increases.

There was no other expense during the three months ended September 30, 2020. In the three months ended September 30, 2019, other expense primarily consisted of approximately $4,000 of losses on share for warrant exchanges.

As a result of the changes in revenues and expenses noted above, our net loss before noncontrolling interests increased to approximately $1.77 million for the three months ended September 30, 2020, from approximately $1.71 million for the three months ended September 30, 2019.

The unaudited condensed consolidated balance sheet for September 30, 2020 and the unaudited condensed consolidated statements of operations for the three and six month periods ended September 30, 2020 and 2019 follow at the end of this release.

Conference Call

The Company will hold a conference call today, Wednesday, October 28, 2020 at 4:30 p.m. Eastern Time to review financial results and recent corporate developments. Following management's formal remarks, there will be a question and answer session.

Interested parties can register for the conference by navigating to https://dpregister.com/sreg/10149369/dbcc2bc6ad.

Please note that registered participants will receive their dial in number upon registration.

Interested parties without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE): 1-844-836-8741

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through November 4, 2020. The replay can be accessed via Aethlon Medical’s website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada Toll Free at 1-855-669-9658. The replay conference ID number is 10149369.

About Aethlon and the Hemopurifier®

Aethlon is focused on addressing unmet needs in global health. The Aethlon Hemopurifier is a clinical- stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier is designed to deplete the presence of circulating tumor-derived exosomes that promote immune suppression.

These tumor derived exosomes also seed the spread of metastases and inhibit the benefit of leading cancer therapies. The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies.

Aethlon also owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company’s ability to enroll patients in and successfully complete trials in the Early Feasibility Studies in head and neck cancer and in COVID-19 patients, the Company’s ability to successfully treat patients under any Emergency Use pathway, the Company’s ability to successfully complete development of its Hemopurifier, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2020, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes, CFO

jfrakes@aethlonmedical.com

858-459-7800 extension 3300

Media Contact:

Tony Russo, Ph.D.

Russo Partners, LLC

tony.russo@russopartnersllc.com

212-845-4251

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

susan@sanoonan.com

212-966-3650

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

ASSETS
	September 30, 2020	March 31, 2020

CURRENT ASSETS
Cash	$14,473,232	$9,604,780
Accounts receivable	111,849	206,729
Prepaid expenses	167,178	229,604

TOTAL CURRENT ASSETS	14,752,259	10,041,113

Property and equipment, net	145,855	140,484
Right-of-use lease asset	88,888	136,426
Patents, net	57,229	57,504
Deposits	12,159	12,159

TOTAL NONCURRENT ASSETS	304,131	346,573

TOTAL ASSETS	$15,056,390	$10,387,686

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	311,724	285,036
Due to related parties	156,909	111,707
Deferred revenue	507,022	100,000
Lease liability, current portion	92,603	98,557
Other current liabilities	421,502	472,420

TOTAL CURRENT LIABILITIES	1,489,760	1,067,720

NONCURRENT LIABILITIES
Convertible notes payable, net	–	42,540
TOTAL NONCURRENT LIABILITIES	–	42,540

TOTAL LIABILITIES	1,489,760	1,110,260

COMMITMENTS AND CONTINGENCIES

EQUITY

Common stock, par value of $0.001, 30,000,000 shares authorized; 12,088,313 and 9,366,873 issued and outstanding	12,089	9,368
Additional-paid in capital	128,895,581	121,426,563
Accumulated deficit	(115,207,228)	(112,026,381)

TOTAL STOCKHOLDERS' EQUITY BEFORE NONCONTROLLING INTERESTS	13,700,442	9,409,550

Noncontrolling interests	(133,812)	(132,124)

TOTAL STOCKHOLDERS' EQUITY	13,566,630	9,277,426

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,056,390	$10,387,686

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

For the three and six month periods ended September 30, 2020 and 2019

	Three Months	Three Months	Six Months	Six Months
	Ended 9/30/20	Ended 9/30/19	Ended 9/30/20	Ended 9/30/19

Government contract revenue	$–	$–	$–	$30,000

OPERATING COSTS AND EXPENSES
Professional fees	656,396	762,337	1,220,680	1,369,915
Payroll and related	560,244	597,526	997,155	1,203,521
General and administrative	554,749	342,339	963,972	724,955
	1,771,389	1,702,202	3,181,807	3,298,391

OPERATING LOSS	(1,771,389)	(1,702,202)	(3,181,807)	(3,268,391)

OTHER EXPENSE
Loss on debt extinguishment	–		–	447,011
Loss on share for warrant exchanges	–	4,403	–	4,403
Interest and other debt expenses	–	21	728	54,106
	–	4,424	728	505,520

NET LOSS	$(1,771,389)	$(1,706,626)	$(3,182,535)	$(3,773,911)

Loss attributable to noncontrolling interests	(825)	(1,589)	(1,688)	(2,450)

NET LOSS ATTRIBUTABLE TO AETHLON MEDICAL, INC.	$(1,770,564)	$(1,705,037)	$(3,180,847)	$(3,771,461)

Basic and diluted net loss available to common stockholders per share	$(0.15)	$(1.29)	$(0.29)	$(2.91)

Weighted average number of common shares outstanding	12,070,592	1,317,418	10,845,049	1,294,206

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